Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 24, 2010, (except Notes 1 and 15, as to which the date is December 17, 2010) in the Registration Statement (Form S-1 No. 333-169584) and the related Prospectus of Quark Pharmaceuticals, Inc. dated December 17, 2010.

December 17, 2010	/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global